Exhibit 5.1

November 14, 2025

Ducommun Incorporated

600 Anton Boulevard, Suite 1100

Costa Mesa, California 92626

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Ducommun Incorporated, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of one or more series of the following securities of the Company:

(a) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), to be offered, issued and sold by the Company;

(b) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”);

(c) depositary shares representing a fractional interest in a share of Preferred Stock of the Company (the “Depositary Shares”);

(d) debt securities of the Company, in one or more series (the “Debt Securities”), which will be issued under an Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”), to be entered into by and between the Company and the trustee named therein (the “Trustee”);

(e) warrants to purchase the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities or units of two or more of these types of securities (the “Warrants”), which will be issued pursuant to a warrant agreement, which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement, to be entered into by and between the Company and a bank or trust company as warrant agent;

(f) stock purchase contracts for the purchase of shares of the Common Stock, the Preferred Stock or the Depositary Shares (the “Stock Purchase Contracts”);

(g) stock purchase units consisting of a Stock Purchase Contract and either the Preferred Stock, the Depositary Shares, the Debt Securities, or other securities, or any combination of the foregoing securities (the “Stock Purchase Units”); and

(h) units of the Company comprised of any combination of the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants or the Stock Purchase Contracts (the “Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”).

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It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof (the “Certificate of Incorporation”), (b) the Bylaws of the Company, as amended and restated, as in effect on the date hereof (together with the Certificate of Incorporation, the “Organizational Documents”), (c) the Registration Statement, (d) the Indenture, (e) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement and (f) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing, and subject to (a) the Registration Statement and any amendments thereto being effective under the Securities Act, (b) the Indenture having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (c) the Trustee being qualified under the Trust Indenture Act of 1939, as amended, (d) the applicable warrant agreement pursuant to which the Warrants will be issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (e) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby, (f) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities and (g) all other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to the Common Stock, when (a) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock and (b) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to any series of the Preferred Stock, when (a) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (b) the terms of the series of the Preferred Stock have been duly established in conformity with the applicable Organizational Documents and (c) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Preferred Stock), the Preferred Stock will be validly issued, fully paid and nonassessable.

3.

With respect to the Depositary Shares, when (a) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the Depositary Shares, (b) the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered, (c) the Depositary Shares have been executed, countersigned and delivered in accordance with the applicable deposit agreement against payment therefor and (d) the Company has received the consideration therefor, the Depositary Shares will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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4.

With respect to the Debt Securities, when (a) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (b) the terms of the Debt Securities have been duly established in conformity with the Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and (d) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.

With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (b) the terms of the Warrants have been duly established in conformity with the applicable warrant agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (d) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (e) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.

With respect to the Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Stock Purchase Contracts, (b) the purchase agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered, (c) the Stock Purchase Contracts have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (d) the Company has received the consideration therefor, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.

With respect to the Stock Purchase Units, when (a) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Stock Purchase Units, (b) the purchase agreement relating to the Stock Purchase Units has been duly authorized, executed and delivered, (c) the Stock Purchase Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (d) the Company has received the consideration therefor, the Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.

With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (b) the purchase agreement relating to the Units has been duly authorized, executed and delivered, (c) the Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (d) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, as currently in effect. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this is required by Section 7 of the Securities Act.

Very truly yours, /s/ Winston & Strawn LLP